                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Riggs National Corporation
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                (Name of Registrant as Specified in Its Charter)

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Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
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

                                  [RIGGS LOGO]

                                                                   March 9, 2001

TO OUR SHAREHOLDERS:

     We are pleased to invite you to attend the Annual Meeting of the Shareholders of Riggs National Corporation, which will be held at 10:00 a.m., local time, Wednesday, April 11, 2001, at the Capital Hilton Hotel, 16th & K Streets, N.W., Washington, D.C. 20036.

     The primary business of the meeting will be to elect eleven directors for the coming year and to consider a shareholder proposal.

     The formal Notice of Annual Meeting and Proxy Statement containing further information about the business of the meeting are set forth on the following pages. Our Annual Report, including financial statements, for the year 2000, accompanies this Proxy Statement.

     Whether you plan to attend or not, please date, sign and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own. If you do attend the Meeting and wish to vote in person, you may do so even though you have previously submitted your proxy.

     We look forward to seeing you at the meeting.

Sincerely,

/s/ ROBERT L. ALLBRITTON

Robert L. Allbritton
Chairman of the Board

[RIGGS LOGO]

                           RIGGS NATIONAL CORPORATION
                         1503 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20005

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 11, 2001

     Our Annual Meeting of Shareholders will be held on Wednesday, April 11, 2001, at 10:00 a.m., local time, at the Capital Hilton Hotel, 16th & K Streets, N.W., Washington, D.C. 20036, for the following purposes:

        1. To elect a board of directors for the coming year;

        2. To consider a shareholder proposal to require the Board take the necessary steps to have the accountants elected each year by all of the shareholders; and

        3. To consider and act upon any other matters that may properly come before the meeting or any adjournment or postponement of the meeting.

     Shareholders of record at the close of business on February 28, 2001, are entitled to vote at the meeting. Whether or not you plan to attend the meeting, please execute the enclosed proxy and return it in the enclosed postage-paid return envelope.

                                          By Order of the Board of Directors,

                                          /s/ TIMOTHY C. COUGHLIN
                                          TIMOTHY C. COUGHLIN
                                          President

March 9, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Proxy Statement.............................................      1
  Solicitation..............................................      1
  Voting Procedures.........................................      1
Proposals to be Presented at the Annual Meeting.............      2
  Proposal 1 - Election of Directors........................      2
     Nominees for Director..................................      2
  Proposal 2 - Shareholder Proposal.........................      4
     General................................................      4
     Board of Directors' Recommendation.....................      4
The Board, Its Committees and Its Compensation..............      5
  Board and Committee Meetings..............................      5
  Director Compensation.....................................      5
Compensation Committee Report to Shareholders...............      6
  General...................................................      6
  2000 Compensation.........................................      6
  2001 Compensation.........................................      7
  Tax Deductibility of Executive Compensation...............      7
  Compensation Committee Interlocks and Insider
     Participation..........................................      7
Audit Committee Report to Shareholders......................      8
Compensation of Executive Officers..........................      9
  Summary of Compensation Table.............................      9
  Option Grants in 2000.....................................     10
  Option Exercises in 2000/Fiscal Year-End Option Values....     11
  Retirement Benefits.......................................     11
  Employment Agreement......................................     12
Stock Ownership of Certain Beneficial Owners and
  Management................................................     13
  Section 16(a) Beneficial Ownership Reporting..............     15
Performance Graph...........................................     15
Transactions with Management................................     16
  Indebtedness of Directors, Nominees for Directors,
     Executive Officers and Related Persons.................     16
  Other Related Party Transactions..........................     16
Shareholder Proposals for 2002 Annual Meeting...............     17
Independent Public Accountants..............................     17
Other Matters...............................................     17
Annual Report on Form 10-K..................................     17
Appendix A -- Audit Committee Charter.......................    A-1
Appendix B -- Fiscal 2000 Audit Firm Fee Summary............    B-1

                           RIGGS NATIONAL CORPORATION
                         1503 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20005

                                PROXY STATEMENT

SOLICITATION

     Our Board of Directors is soliciting your proxy on the proxy card enclosed with this Proxy Statement for the Annual Meeting of Shareholders to be held on April 11, 2001, or any adjournment or postponement of the meeting. This Proxy Statement and the enclosed proxy card are first being mailed on or about March 9, 2001, to holders of shares of our common stock, par value $2.50.

     OUR BOARD RECOMMENDS VOTING FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND AGAINST THE SHAREHOLDER PROPOSAL. The persons named as proxies on the enclosed proxy card will cast votes for all shares of our common stock that are represented by properly executed proxies we receive in the mail prior to the meeting or at the meeting. The persons appointed as proxies will vote in accordance with the instructions indicated on the proxy card or, if no instructions are indicated, the shares will be voted in accordance with the recommendations of the Board. We do not anticipate that any other matters will be brought before the Annual Meeting. However, if you execute a proxy over your shares, the proxy grants discretionary authority to the persons named as proxies on any other matters that are properly presented at the Annual Meeting.

     If you execute a proxy, you may revoke it at any time before it is voted by delivering to the Corporate Secretary a written notice of revocation that has a later date than the proxy, by delivering a duly executed proxy having a later date or by attending the Annual Meeting and voting in person.

     The Company will bear the cost of the Board's solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees and directors, officers and employees of Riggs Bank may solicit proxies personally or by telephone. None of our or Riggs Bank's directors, officers or employees will receive any additional compensation for these services.

     We have requested that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of our common stock and will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses for forwarding the materials.

VOTING PROCEDURES

     Only holders of record of our common stock at the close of business on February 28, 2001, (the "Record Date"), will be entitled to vote at the Annual Meeting. A majority of record holders, present in person or represented by proxies, constitutes a quorum. The number of shares of our common stock outstanding as of the Record Date was 28,448,466. Each share of common stock entitles its owner to one vote upon each matter to come before the meeting.

     In accordance with the General Corporation Law of the State of Delaware and the Corporation's Bylaws, directors will be elected at the meeting by a plurality of the votes cast. Any other matter on which shareholders vote at the meeting will be determined by the affirmative vote of a majority of the votes cast. In tabulating the vote on any matter, abstentions will be counted as "no" votes, or a vote against the matter, and the failure of a broker to vote shares because the beneficial owner has not provided voting instructions when required (a "broker non-vote") will have no effect on the vote totals for that matter.

     An inspector of elections we appoint will tabulate the votes at the meeting.

                PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the meeting, shareholders will elect eleven (11) directors (which will constitute the entire Board after the Meeting) to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Shares of our common stock that are represented by properly executed proxies will be voted FOR the nominees named below unless otherwise specified on the proxy card. We are not aware that any of the nominees will become unavailable to serve, but if that should occur before the meeting, proxies that do not withhold authority to vote for directors may be voted for another nominee or nominees our Board selects unless the Board votes to reduce the size of the Board to the actual number of nominees.

NOMINEES FOR DIRECTOR

     We have provided below the name, principal occupation, and certain biographical information and Board committee memberships of each nominee.

Joe L. Allbritton                                            Director since 1981

     Mr. Allbritton, 76, assumed the position of Senior Chairman of the Board in February 2001. Previously he served as Chairman of the Board and Chief Executive Officer (since 1983), and Chairman of the Board and Chief Executive Officer of Riggs Bank N.A. (our subsidiary). In addition, Mr. Allbritton is Chairman of the Board of Riggs Bank Europe Limited (one of our indirect subsidiaries). Mr. Allbritton is Chairman of the Board and controlling shareholder of Perpetual Corporation, the indirect owner of Allbritton Communications Company (owner of television stations) and 80% owner of ALLNEWSCO, Inc. (a news programming service), Chairman of the Board and owner of Westfield News Advertiser, Inc. (owner of a television station and newspapers), and President and Trustee of The Allbritton Foundation and the Allbritton Art Institute. During 2000, Mr. Allbritton chaired both the Executive Committee and the Riggs & Company Committee.

Robert L. Allbritton                                         Director since 1994

     In February 2001, Mr. Allbritton, 32, assumed positions as Chairman of the Board and Chief Executive Officer of the Corporation and he became a director and Chairman of the Board of Riggs Bank N.A. (our subsidiary). He is a director of Perpetual Corporation (indirect owner of Allbritton Communications Company and 80% owner of ALLNEWSCO, Inc.), and was also President of Allbritton Communications Company (owner of television stations) from 1998 to February 2001 and currently serves as Chairman and Chief Executive Officer. He is a director of ALLNEWSCO, Inc. (a news programming service), a trustee and Vice President of The Allbritton Foundation, and a trustee and secretary of the Allbritton Art Institute. Mr. Allbritton became Chairman of the Executive Committee and the Riggs & Company Committee in February 2001.

J. Carter Beese, Jr.

     Mr. Beese, 44, is new to our Board. He is President of Riggs Capital Partners, LLC (our subsidiary), a venture fund. Prior to joining Riggs in 1998, Mr. Beese was Vice Chairman of the Global Banking Group of Bankers Trust Alex. Brown from 1997 to 1998, Chairman of Alex. Brown International, 1996 to 1997, and Vice Chairman from 1995 to 1996. Prior to that, Mr. Beese was a Commissioner of the U.S. Securities and Exchange Commission.

Charles A. Camalier, III

     Mr. Camalier, 49, is new to our Board. He has been an attorney with the law firm of Wilkes Artis, Chartered since 1977 and is also currently President of Rock Spring Properties, Ltd. Mr. Camalier has served on the Board of Riggs Bank N.A. (our subsidiary) since 1989.

Timothy C. Coughlin                                          Director since 1988

     Mr. Coughlin, 58, is our President and a director of Riggs Investment Management Corporation and J. Bush & Co. Incorporated (our indirect subsidiaries). He also served as Vice Chairman of the Board of Riggs Bank in 1996. Mr. Coughlin is Chairman of the British American Business Association and Treasurer of The Financial Services Roundtable. He is also trustee of the Federal City Council, the Corcoran Gallery of Art and Colby-Sawyer College, a director of Boys and Girls Clubs of Greater Washington and a member of the D.C. Federal Judicial Nominating Commission. Mr. Coughlin serves on the Executive and International Committees.

Lawrence I. Hebert                                           Director since 1988

     Mr. Hebert, 54, became a director and President and Chief Executive Officer of Riggs Bank N.A. (our subsidiary) in February 2001. In addition, he is a director of Riggs Investment Management Corporation and Riggs Bank Europe Limited, both of which are our indirect subsidiaries. Mr. Hebert is President and a director of Perpetual Corporation (owner of Allbritton Communications Company and ALLSNEWSCO, Inc.), a director of ALLNEWSCO, Inc. (a news programming service), and President of Westfield News Advertiser, Inc. (the owner of a television station and newspapers). He was Chairman and Chief Executive Officer of Allbritton Communications Company until February 2001 and is currently its Vice Chairman. Mr. Hebert is a trustee of The Allbritton Foundation and a director of Allied Capital Corporation, an investment company. He serves on the Executive, International and Riggs & Company Committees.

Steven B. Pfeiffer                                           Director since 1989

     Mr. Pfeiffer, 54, is Partner in Charge of the Washington Office and Head of the International Department of Fulbright & Jaworski L.L.P., a law firm. He is also a director and Vice Chairman of Riggs Bank Europe Limited, one of our indirect subsidiaries. Mr. Pfeiffer chairs the International Committee and is a member of the Audit and Riggs & Company Committees.

Robert L. Sloan                                              Director since 1993

     Mr. Sloan, 54, is Vice Chairman of our Board and Chief Executive Officer of Sibley Memorial Hospital in Washington, D.C. He is a Board member and an Executive Committee member of the District of Columbia Hospital Association and a Board member of Catholic Charities, Inc. Mr. Sloan is the Founding Chairman of Potomac Home Health Care Agency and is a director of SCRAM, Inc. He chairs the Audit Committee and is a member of the Compensation, Non-Employee Directors, and Riggs & Company Committees. He is also Vice Chairman of the Executive Committee.

Jack Valenti                                                 Director since 1986

     Mr. Valenti, 79, is Chairman and Chief Executive Officer of the Motion Picture Association, as well as President and Chief Executive Officer of the Motion Picture Association of America, Inc. Mr. Valenti is a director of the American Film Institute and CreativePlanet.com. He chairs the Compensation and Non-Employee Directors Committees and serves on the Riggs & Company Committee.

William L. Walton                                            Director since 1999

     Mr. Walton, 51, is Chairman, Chief Executive Officer and President (since
1997) and a director (since 1986) of Allied Capital Corporation. He was President of Language Odyssey, a foreign language education program, from 1993 to 1996. Mr. Walton has been a director, since 1998, of Nobel Learning Communities, Inc. (owner and operator of schools and childcare centers), and is a co-founder of Success Lab, a reading program for inner city school children. He is a member of the Compensation, Non-Employee Directors, Executive, and Riggs & Company Committees.

Eddie N. Williams                                            Director since 1993

     Mr. Williams, 68, is President and Chief Executive Officer of the Joint Center for Political and Economic Studies. He is a director of Harrah's Entertainment Corporation and Jazz Casino Corporation Holding Company. Mr. Williams serves on the Compensation and Non-Employee Directors Committees.

PROPOSAL 2 -- SHAREHOLDER PROPOSAL

GENERAL

     Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who is the owner of 500 shares of Common Stock, has advised us that she intends to present the following proposal for shareholder action at the Meeting:

     RESOLVED: "That the stockholders of Riggs National Corporation recommend that the Board take the necessary steps to have the accountants elected EACH year by all the stockholders."

     REASONS: "The majority of New York Stock Exchange listed companies elect accountants each year."

     "The accountants should be made accountable to all shareholders, not just the Board."

     "We like the firm of Arthur Andersen, but they should be willing to stand for election EACH year, as they do at MANY other corporations."

     "Last year the owners of 4,567,142 shares representing approximately 20.9% of shares voting, voted FOR this proposal."

     "If you AGREE, please mark your proxy FOR this resolution."

BOARD OF DIRECTORS' RECOMMENDATION

     The Board recommends a vote AGAINST this proposal. The Board, through its Audit Committee, is charged with the responsibility of monitoring our outside accountant, Arthur Andersen LLP, and assessing its performance. Some members of the Audit Committee and the Board are officers or directors of other corporations which employ major accounting firms and, therefore, are familiar with the relative merits of each firm and are well qualified to make judgments in this area. We believe that procedures currently in place adequately ensure the quality and independence of our outside accountant. Our officers and the Audit Committee continually monitor and evaluate Arthur Andersen LLP's performance. Throughout the year, our employees work with Arthur Andersen LLP and report the results of their effectiveness to senior management.

     If you execute a proxy for your shares of common stock, your shares will be voted AGAINST this proposal unless you otherwise instruct on your proxy card.

                 THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

BOARD AND COMMITTEE MEETINGS

     The Board held four meetings during fiscal year 2000. The Board has an Executive Committee, an Audit Committee, a Compensation Committee, an Advertising and Public Relations Committee, a Budget Committee, an International Committee, a Non-Employee Directors Committee, a Securities Pricing Committee, and the Riggs & Company Committee. It does not have a standing Nominating Committee. Our directors are nominated by the full Board. The various committees of the Board met a total of 25 times. Each director attended at least 75% of the meetings of the Board and committees on which he served, except Mr. Walton.

     The Executive Committee exercises the power of the Board between meetings of the Board and any other powers the Board may delegate. The Executive Committee met once during 2000.

     The Audit Committee reviews the audit and examination reports of the internal auditors, independent public accountants and federal bank examiners as they relate to us and our subsidiaries. The Audit Committee held three meetings in 2000.

     The Compensation Committee assists the Board in fulfilling its responsibilities related to compensation and benefits. The Compensation Committee met twice in 2000.

     The International Committee establishes and monitors the mission and strategic activities of the International Banking Group of Riggs Bank. The International Committee held four meetings in 2000.

     The Non-Employee Directors Committee reviews and approves all employee stock option awards. The Non-Employee Directors Committee met twice in 2000.

     The Riggs & Company Committee reviews the activities and performance of the Riggs & Company Division of Riggs Bank. The Riggs & Company Committee met four times in 2000.

DIRECTOR COMPENSATION

     Our directors who are not employed by us currently receive a retainer fee of $25,000 per year. Director Robert L. Sloan, Chairman of the Audit Committee, receives an additional retainer fee of $25,000 per year. Directors receive an additional fee of $750 for each committee meeting they attend, and the Chairmen of the committees receive an additional fee of $1,500 per committee meeting they attend. Our officers who are directors do not receive compensation in addition to their compensation as officers for attending our Board or committee meetings.

     In April 1994, a Deferred Compensation Plan was adopted to allow our non-employee directors to defer receipt of all or a portion of their directors' fees to a specified date or until termination of their services as a director. Under the plan, directors may elect to defer all fees and to have such deferred amounts treated as having been invested in cash or in hypothetical shares of our common stock (this hypothetical stock is known as "phantom stock"), and/or a combination of cash and phantom stock. Deferred fees treated as invested in cash are credited with interest at the rate paid by Riggs Bank on certificates of deposit with a one-year maturity. Dividends on phantom stock are reinvested in additional shares of phantom stock. Holders of shares of phantom stock under this plan are entitled to receive the number of whole shares of our common stock equal to the number of shares of phantom stock held by that person. In April 2000, the Deferred Compensation Plan was amended to provide that holders of shares of phantom stock in respect of compensation deferred after April 2000 under the amended plan are entitled to receive only the closing market price of the number of shares of our common stock on that date equal to the number of shares of phantom stock held by that person, and not shares of our common stock.

     In addition to the above fees, Directors Joe L. Allbritton, Lawrence I. Hebert, and Steven B. Pfeiffer received fees of poundsterling200,000 (approximately $303,040), poundsterling20,000 (approximately $30,304), and poundsterling36,667 (approximately $55,558), respectively, for service on the Board of Riggs Bank Europe Limited. Mr. Pfeiffer's fee includes poundsterling10,000 (approximately $15,152) for serving as Chairman of the Audit Committee and poundsterling6,667 5

(approximately $10,102) for serving as Vice Chairman of the Board of Riggs Bank Europe Limited. Each of the foregoing U.S. dollar amounts assumes an exchange rate of $1.5152, the average month-end exchange rate for 2000.

     We maintain an Amended 1997 Non-Employee Directors Stock Option Plan (the "1997 Directors Plan"), which shareholders approved at our 1999 annual meeting, under which the Board may grant options to purchase our common stock to our non-employee directors and the non-employee directors of our subsidiaries. The amount, timing and terms of such grants will be based on such considerations as the Board may consider appropriate, subject to the provisions of the 1997 Directors Plan. The maximum number of shares that may be issued currently under the 1997 Directors Plan is 600,000 shares of common stock. In 2000, options with respect to 52,500 shares of common stock were granted with an exercise price of $13.1250, and options with respect to 5,000 shares of common stock were granted with an exercise price of $17.5625. Since its inception, options for a total of 420,000 shares have been granted under the 1997 Directors Plan.

                 COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

GENERAL

     For 2000, the Compensation Committee was responsible for:

        - reviewing the overall salary administration program for us and our subsidiaries, including Riggs Bank (the "Riggs Group");

        - reviewing and making recommendations to the Board concerning annual salary and bonus programs for the Riggs Group;

        - reviewing and making recommendations to the Board concerning compensation and benefits of executive officers of the Riggs Group; and

        - reviewing the Riggs Group's benefit plans, considering any significant new benefits or any significant modifications of the existing plans and recommending to the Board any changes requiring Board approval.

     In 2000, the Compensation Committee continued to maintain a compensation framework for executive officers in which executives' pay was linked to the financial success of the bank. Specifically, the 2000 compensation framework consisted of: paying competitive market rates of base pay; administration of the Executive Incentive Plan; and granting competitive stock options to our key employees as an incentive to further our long-term growth and success.

2000 COMPENSATION

  THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF RIGGS NATIONAL CORPORATION

     During 2000, Mr. Joe L. Allbritton continued to serve as our Chairman of the Board and Chief Executive Officer and received a base salary of $800,000 as provided for in his employment agreement. In addition, the Compensation Committee awarded a bonus to Mr. Allbritton of $1,200,000 as a result of his achievement of certain performance criteria within parameters established by the Committee from among the following: capital ratio to exceed peer group and regulatory minimums by a target amount; ratio of liquid assets to total assets to exceed peer group and internal targets; net income available for common stock to exceed a certain target; residential real estate loans to exceed a target amount; and achievement of certain growth and staffing targets for Riggs & Company and full investment allocation of Riggs Capital Partners' funds.

     In January 2001, the Non-Employee Directors Committee awarded Mr. Allbritton the option to purchase 396,000 shares of the Corporation's common stock at a price of $15.1875 per share under the Amended 1996 Stock Option Plan. The option vested and became exercisable on the grant date. This option grant took into account the Compensation Committee's evaluation of Mr. Allbritton's contributions to broaden the financial service activities of the Corporation in 2000.

  OTHER EXECUTIVE OFFICERS

     Stock option grants were made to certain executive officers in 2000 based on corporate and individual performance in 1999. See "Stock Option Grants in 2000," for a description of the stock options granted to executive officers. There were no bonuses awarded to other executive officers.

2001 COMPENSATION

     The 2001 General Incentive Plan awards annual bonuses to employees in pay grades 55 and above as a percentage of the mid-point of the respective salary range. Bonus eligibility under the 2001 General Incentive Plan is based on three factors: grade level, an employee's performance rating on a five-point scale, and the financial performance of Riggs Bank. An employee must have received a performance rating of "3" or better to be eligible for an award. The 2001 General Incentive Plan establishes a range of possible awards depending on the employee's pay grade and performance rating. Riggs Bank's financial performance (based on net income) is used to determine the point in the plan range at which the employee's bonus award is set.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Internal Revenue Code Section 162(m) does not permit us to deduct as a business expense certain non-performance-based compensation in excess of $1 million per taxable year paid to the Chief Executive Officer or the four most highly compensated executive officers named in the Proxy Statement.

     As a general matter, the Compensation Committee policy is to pay compensation that is deductible pursuant to Section 162(m). However, the Compensation Committee reserves the right, in circumstances where it deems it appropriate, to pay compensation that is not deductible for purposes of Section 162(m). All but $103,444 of the compensation earned by our Chief Executive Officer and five most highly compensated officers in 2000 satisfied the deductibility requirements under Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of the five directors named below, none of whom are present or former officers or employees of us or any of our subsidiaries. None of our executive officers serves as an officer, director, or member of a compensation committee of any entity whose executive officer served on our Compensation Committee, and none of our executive officers served as a member of the compensation committee of any entity whose executive officer serves as one of our directors.

     During fiscal year 2000, Compensation Committee member Robert L. Sloan and an entity for which Mr. Sloan served as the Chief Executive Officer had outstanding loans with Riggs Bank made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, these loans did not, at the time they were entered into, involve more than the normal risk of collectability or present other unfavorable features.

                                                        Respectfully submitted,

                                                        Riggs National
                                                        Corporation
                                                        Compensation Committee

                                                        Jack Valenti, Chairman
                                                        John M. Fahey, Jr.
                                                        Robert L. Sloan
                                                        William L. Walton
                                                        Eddie N. Williams

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (the "Audit Committee") is responsible for providing independent, objective oversight of Riggs National Corporation's accounting functions and internal controls. The Audit Committee is composed of four independent directors, and acts under a written charter adopted and approved by the Board of Directors (see Appendix A). The Board of Directors has reviewed Rule 4200 (a) (14) of the National Association of Securities Dealers and has determined that the Audit Committee is independent as defined under the rule.

     Management is responsible for the Corporation's system of internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with Generally Accepted Auditing Standards (GAAS) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee those processes.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors, Arthur Andersen LLP, the Corporation's audited financial statements as of and for the year ending December 31, 2000. Management represented that the consolidated financial statements were prepared in accordance with Generally Accepted Accounting Principles (GAAP). The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards (SAS) No. 90, Audit Committee Communications and SAS No. 61, Communications with Audit Committees. Both of these statements were issued by The Standards Board of the American Institute of Certified Public Accountants.

     In addition, the Audit Committee has discussed with Arthur Andersen LLP their independence from the Corporation and its management, including the matters in the written disclosure required by the Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees and the provision of non-audit services by the independent auditors. A disclosure summarizing the fees paid to Arthur Andersen LLP in 2000 for audit and non-audit services appears in Appendix B.

     The Audit Committee discussed with the Corporation's internal and independent auditors the overall scopes and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting.

     Based on the Audit Committee's discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                                        Respectfully submitted,

                                                        Riggs National
                                                        Corporation
                                                        Audit Committee

                                                        Robert L. Sloan,
                                                        Chairman
                                                        John M. Fahey, Jr.
                                                        Steven B. Pfeiffer
                                                        William L. Walton

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation paid by us and Riggs Bank to the Chief Executive Officer and the five other highest paid individuals who served as executive officers during 2000. The data reflects compensation for services rendered to us and our subsidiaries in each of the last three years.

SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                ANNUAL COMPENSATION               AWARDS
                                    -----------------------------------------  ------------
                                                                    OTHER        SECURITIES
                                                                    ANNUAL       UNDERLYING     ALL OTHER
                                      SALARY         BONUS       COMPENSATION     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR      ($)            ($)            ($)            (#)            ($)
---------------------------  ----   ----------     ----------    ------------   ------------   ------------
Joe L. Allbritton........    2000    1,103,040(1)   1,200,000(2)       404         396,000         68,606(3)
  Chairman and CEO;          1999      819,284      1,200,000          640       1,000,000         66,600
  Chairman and CEO of Riggs  1998      685,029             --          446       1,150,000         64,543
  Bank
Timothy C. Coughlin......    2000      330,000             --           --          20,000          6,852(4)
  President                  1999      330,000            273        1,022          20,000          9,664
                             1998      325,385        165,000           --          50,000          9,519
Robert C. Roane..........    2000      225,000             --           --          30,000          6,219(5)
  Executive Vice             1999      200,000            203           --          25,000        237,222
  President and Chief        1998      156,924         58,529           --          15,000        392,536
  Operating Officer of
  Riggs Bank
John L. Davis............    2000      273,943             --           --          20,000          4,714(6)
  Chief Financial            1999      203,500             --           --          15,000         10,145
  Officer; Executive         1998      200,654        101,750           --          10,000         10,111
  Vice President and Chief
  Financial Officer of
  Riggs Bank
Henry A. Dudley, Jr......    2000      195,000             --           --          20,000          5,876(7)
  Executive Vice             1999      195,000             --           --          20,000         10,516
  President of Riggs         1998      190,962         72,000           --          20,000         10,953
  Bank N.A. and Senior
  Executive Director of
  Riggs & Company
Raymond M. Lund..........    2000      199,039             --           --          20,000          6,044(8)
  Executive Vice             1999      175,000             --           --          20,000          5,591
  President of Riggs         1998      163,462         72,000           --          25,000          4,848
  Bank N.A.

---------------
(1) Each of the amounts listed as salary for Mr. Allbritton includes both his base salary and director fees received for services as Chairman of the Board of Riggs Bank Europe Limited. In 2000, Mr. Allbritton received $303,040 in director fees from Riggs Bank Europe Limited.

(2) This payment represents a performance bonus for 2000 because the Corporation achieved the performance goals pursuant to the Riggs National Corporation Executive Incentive Plan and in accordance with Mr. Allbritton's Amended Employment Agreement with the Corporation.

(3) $68,606 represents the economic benefit attributable to the Split Dollar Life Insurance Plan.

(4) $1,852 of the amount reported represents the economic benefit attributable to the Split Dollar Life Insurance Plan, and $5,000 of the amount reported is attributable to matching contributions to the Riggs Bank 401(k) plan of Mr. Coughlin.

(5) $919 of the amount reported represents the economic benefit attributable to the Split Dollar Life Insurance Plan, and $5,300 of the amount reported is attributable to matching contributions to the Riggs Bank 401(k) plan of Mr. Roane.

(6) $672 of the amount reported represents the economic benefit attributable to the Split Dollar Life Insurance Plan, and $4,042 of the amount reported is attributable to matching contributions to the Riggs Bank 401(k) plan of Mr. Davis, who resigned during 2000.

(7) $1,851 of the amount reported represents the economic benefit attributable to the Split Dollar Life Insurance Plan, and $4,025 of the amount reported is attributable to matching contributions to the Riggs Bank 401(k) plan of Mr. Dudley.

(8) $744 of the amount reported represents the economic benefit attributable to the Split Dollar Life Insurance Plan, and $5,300 of the amount reported is attributable to matching contributions to the Riggs Bank 401(k) plan of Mr. Lund.

OPTION GRANTS IN 2000

     The following table sets forth information regarding the grant of stock options during 2000.

                                                                INDIVIDUAL GRANTS
                                     ------------------------------------------------------------------------
                                                   PERCENT OF
                                     SECURITIES   TOTAL OPTIONS
                                     UNDERLYING    GRANTED TO     EXERCISE OR                   GRANT DATE
                                      OPTIONS       EMPLOYEES     BASE PRICE    EXPIRATION       PRESENT
               NAME                   GRANTED        IN 2000       ($/SHARE)       DATE        VALUE($)(1)
               ----                  ----------   -------------   -----------   ----------   ----------------
Joe L. Allbritton(2)...............   396,000         43.05%       $15.1875      01/19/11        2,610,167
Timothy C. Coughlin(3).............    20,000          4.41%       $13.125       04/12/10          131,827
Robert C. Roane(3).................    30,000          6.62%       $13.125       04/12/10          197,740
John L. Davis(3)...................    20,000          4.41%       $13.125       04/12/10          131,827
Henry A. Dudley, Jr.(3)............    20,000          4.41%       $13.125       04/12/10          131,827
Raymond M. Lund(3).................    20,000          4.41%       $13.125       04/12/10          131,827

---------------
(1) The grant date present value estimate reflected in the above table has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the SEC, and does not necessarily reflect our view of the appropriate value or methodology for purposes of financial reporting. This hypothetical value, determined by the Black-Scholes model, is based on the following assumptions:

        - Exercise price is equal to the closing market price on the day of grant;

        - The annual dividend rate is 2.625% for options maturing April 12, 2010.

        - Price volatility is based on weekly data for the preceding three-year period;

        - The risk-free rate is 5.13% for options maturing April 12, 2010, the expected term of the options, with a yield comparable to Treasury securities maturing on a comparable date; and

        - There is a 10% discount for forfeiture of unexercised shares.

     These assumptions are based upon historical experience and are not a forecast of future stock price performance or volatility or of future dividend policy. There is no assurance that the value received by an executive will be at or near the value estimated by the Black-Scholes model. The actual value of options will depend on the market value of our common stock on the dates upon which the options are exercised.

(2) On January 19, 2001 (the "January Grant Date"), the Non-Employee Directors Committee awarded Mr. Allbritton stock options to purchase 396,000 shares of our common stock. Pursuant to our Amended 1996 Stock Option Plan, the options were granted at a price equal to the closing price of the stock on the

    January Grant dated, which was $15.1875 per share. These options vested and were immediately exercisable.

(3) On April 12, 2000 (the "April Grant Date"), the Compensation Committee recommended, and the Non-Employee Directors Committee approved, stock option grants to senior executive officers, Messrs. Coughlin, Roane, Davis, Dudley and Lund, to purchase 20,000, 30,000, 20,000, 20,000 and 20,000 shares, respectively, of our common stock. Pursuant to our Amended 1996 Stock Option Plan, as approved by shareholders, the options were granted at a price equal to the closing price of the stock on the April Grant Date, which was $13.125 per share. These options vest and become exercisable as follows: one-third equally over three years on the respective grant date anniversaries or upon a "change of control" of us, as defined in our Amended 1996 Stock Option Plan.

OPTION EXERCISES IN 2000 AND FISCAL YEAR-END OPTION VALUES

                                SHARES                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                              ACQUIRED ON    VALUE       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                               EXERCISE     REALIZED        OPTIONS AT FY-END                 AT FY-END
                                  (#)         ($)                  (#)                           ($)
                              -----------   --------   ---------------------------   ---------------------------
            NAME                                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----                                       -----------   -------------   -----------   -------------
Joe L. Allbritton...........     --           --        5,000,000            0        9,667,850            0
Timothy C. Coughlin.........     --           --          141,667       38,333          381,250       62,500
Robert C. Roane.............     --           --           43,334       51,666           78,750       93,750
John L. Davis...............    20,000       36,200        66,667       33,333          301,250            0
Henry A. Dudley, Jr.........     --           --           85,000       40,000          313,750       62,500
Raymond M. Lund.............     --           --           54,334       41,666           49,375       62,500

RETIREMENT BENEFITS

                               PENSION PLAN TABLE


                                                    SERVICE
       COMPENSATION           5             10            15            20            25            30
          10,000             325           650           975          1,300         1,625         1,950
          20,000             825          1,650         2,475         3,300         4,125         4,950
          30,000            1,325         2,650         3,975         5,300         6,625         7,950
          40,000            1,825         3,650         5,475         7,300         9,125         10,950
          50,000            2,325         4,650         6,975         9,300         11,625        13,950
          60,000            2,825         5,650         8,475         11,300        14,125        16,950
          70,000            3,325         6,650         9,975         13,300        16,625        19,950
          80,000            3,825         7,650         11,475        15,300        19,125        22,950
          90,000            4,325         8,650         12,975        17,300        21,625        25,950
          100,000           4,825         9,650         14,475        19,300        24,125        28,950
          110,000           5,325         10,650        15,975        21,300        26,625        31,950
          120,000           5,825         11,650        17,475        23,300        29,125        34,950
          130,000           6,325         12,650        18,975        25,300        31,625        37,950
          140,000           6,825         13,650        20,475        27,300        34,125        40,950
          150,000           7,325         14,650        21,975        29,300        36,625        43,950
          160,000           7,825         15,650        23,475        31,300        39,125        46,950
          170,000           8,325         16,650        24,975        33,300        41,625        49,950

     Our senior officers and senior officers of our subsidiaries are eligible to receive pension benefits under the Riggs Bank N.A. Amended Pension Plan. Effective December 31, 1995, the benefit formula for determining the pension benefit payable under the plan is 1% of the officer's average compensation multiplied by years of service up to a maximum of 30 years, less .35% of the officer's average compensation not in excess of $10,000 multiplied by years of service up to a maximum of 30 years. However, if a greater benefit would result under the plan provisions in effect prior to December 31, 1995, an officer's pension benefit payable under the plan is protected at that level.

     Average compensation is limited by Riggs Bank N.A. Amended Pension Plan to base salary and is averaged over the officer's last 5 years of employment. In accordance with applicable tax code provisions, base salary has been limited since 1989. Base salary was limited to $170,000 for 2000. Applying the formula, the estimated annual pension benefit for each of the highest paid executive officers, assuming each retired as of his normal age (or his current age, if later), is as follows: Mr. Allbritton, 19.3 years of credited service, $96,227; Mr. Coughlin, 17.2 years of credited service, $50,870; Mr. Roane, 22.6 years of credited service, $49,950; Mr. Davis, 7.4 years of credited service, $11,508; Mr. Dudley, 23.4 years of credited service, $49,950; and Mr. Lund, 12.6 years of credited service, $49,950.

     We also have a Supplemental Executive Retirement Plan, which provides supplemental retirement income to certain of our key employees and certain key employees of our subsidiaries at the level of senior vice president and above. The Compensation Committee determines the terms and conditions under which the employee participates and becomes vested in the benefits of the plan, including accelerating the vesting of benefits to any participant. Under parameters adopted by the Compensation Committee, the level of benefits is based on the participant's functional responsibility. Upon the later of a participant's termination of employment with vested benefits or attainment of age 62, the participant will begin receiving the vested portion of the benefit, payable for the life of the participant, but for no more than 15 years. In the case of the death of a participant while employed, the participant's beneficiary will receive the supplemental benefit for 15 years. Based on the parameters set by the Compensation Committee, the annual benefit payable to each of Messrs. Allbritton, Coughlin, Roane, Davis, Dudley, and Lund would be $40,000, $40,000, $15,000, $25,000, $15,000, and $10,000, respectively.

EMPLOYMENT AGREEMENT

     Mr. Allbritton entered into a five-year Employment Agreement with us, effective July 15, 1999, and an Amended Employment Agreement effective December 28, 1999. The agreement provides for payment to Mr. Allbritton of an annual base salary of $800,000, subject to an annual review by the Board, and for an annual performance bonus pursuant to the Riggs National Corporation Executive Incentive Plan (the "RNC Incentive Plan") of up to 150% of base salary. The agreement also provides for Mr. Allbritton's participation in our various bonus and benefit plans for executives and for employees as in effect from time to time and the continuation of his current additional benefits. In the event (1) we terminate Mr. Allbritton without cause as defined in the agreement, (2) Mr. Allbritton terminates his employment with us for good reason, including the removal of Mr. Allbritton from his corporate offices or any material reduction in his authority or responsibility, or any material breach of the agreement by us, or (3) we terminate Mr. Allbritton or Mr. Allbritton terminates his employment following a change of control, the agreement provides for payment of all amounts payable under the agreement for the remaining term, including the base salary and the annual performance bonus. The agreement provides a grossed up payment in the event any change in control payments are subject to certain excise taxes. In his new position as Senior Chairman, Mr. Allbritton will continue to earn his salary under the Employment Agreement and to be eligible for bonuses under the RNC Incentive Plan.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 15, 2001, the beneficial ownership of our common stock for the following persons: (1) all shareholders known by us to beneficially own more than five percent of the common stock; (2) each of our nominees for director; (3) our chief executive officer and the four other most highly paid executive officers; and (4) all of our directors and executive officers as a group. Certain information in the table is based on information contained in filings made by the beneficial owner with the Securities and Exchange Commission.

                                                                     COMMON STOCK
                                                                BENEFICIALLY OWNED(1)
                                                              --------------------------
                                                                              PERCENT OF
                  NAME OF BENEFICIAL OWNER                    SHARES OWNED      CLASS
                  ------------------------                    -------------   ----------
Greater Than 5% Holders
Joe L. Allbritton...........................................   14,507,500(2)     43.4%
  Riggs National Corporation
  1503 Pennsylvania Avenue, N.W.
  Washington, D.C. 20005
Barbara B. Allbritton.......................................    2,054,232(3)      7.2%
  Riggs National Corporation
  1503 Pennsylvania Avenue, N.W.
  Washington, D.C. 20005
Dimensional Fund Advisors Inc...............................    2,014,300(4)      7.1%
  1299 Ocean Avenue, Floor 11
  Santa Monica, CA 90401-1038

Directors
Joe L. Allbritton...........................................   14,507,500(2)     43.4%
Robert L. Allbritton........................................      915,400(5)      3.2%
J. Carter Beese, Jr.........................................      112,847(6)        *
Charles A. Camalier, III....................................      217,802(7)        *
Timothy C. Coughlin.........................................      158,757(8)        *
Lawrence I. Hebert..........................................      538,500(9)      1.9%
Steven B. Pfeiffer..........................................      38,823(10)        *
Robert L . Sloan............................................      36,151(11)        *
Jack Valenti................................................      30,417(11)        *
William L. Walton...........................................       2,900(12)        *
Eddie N. Williams...........................................      29,701(13)        *

Officers
Robert C. Roane.............................................      58,148(14)        *
Henry A. Dudley, Jr.........................................     104,067(15)        *
Raymond M. Lund.............................................      61,001(16)        *
All of our executive officers and directors (including
  Nominees) as a group (22 persons).........................  15,730,641(17)     45.8%

---------------
  *  Less than 1%

 (1) Beneficial ownership, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of, shares as well as the right to acquire beneficial ownership within 60 days of February 15, 2001, through the exercise of an option or otherwise. Unless otherwise indicated, the listed persons have sole voting power and sole investment power with respect to the shares of common stock set forth in the table and own less than 1% of the shares outstanding. 28,446,666 shares of our common stock were outstanding as of February 15, 2001.

 (2) Joe L. Allbritton has sole voting and investment power with regard to 7,477,500 of these shares, including 475,511 shares owned by Allwin, Inc., which is wholly owned by Mr. Allbritton. In addition, there are 700,000 shares owned by charitable foundations (the "Foundations") as to which Mr. Allbritton, as a trustee, shares voting and investment power with his wife and his son, Robert L. Allbritton (a director of the Corporation), and 1,330,000 shares are beneficially owned by Mr. Allbritton's wife, Barbara
     B. Allbritton, as to which Mr. Allbritton shares voting and investment power. Mr. Allbritton disclaims beneficial ownership of an additional 1,732 shares owned by Mrs. Allbritton. The amount beneficially owned by Mr. Allbritton includes exercisable options to purchase 5,000,000 shares of our common stock at a price ranging from $9.88 to $30.375.

 (3) Mrs. Allbritton has sole voting and investment power with regard to 1,732 of these shares and shares voting and investment power with her husband, Joe L. Allbritton, as to 1,330,000 shares, with respect to which she has granted to him an irrevocable proxy to vote such shares and has agreed not to sell such shares free of the proxy except in limited market transactions. Also included are 700,000 shares owned by the Foundations as described in note 2 above and exercisable options to purchase 22,500 shares of our common stock at a price ranging from $13.125 to $20.50. Mrs. Allbritton disclaims beneficial ownership of 7,477,500 shares beneficially owned by her husband.

 (4) Based on 13G information filed on December 31, 2000.

 (5) Mr. Robert L. Allbritton has sole voting and investment power with regard to 400 of these shares. Included in this total are exercisable options to purchase 215,000 shares of common stock at a price ranging from $13.125 to $20.50. Also included are 700,000 shares owned by the Foundations as described in note 2 above.

 (6) Mr. Beese has sole voting and investment power with regard to 35,800 of these shares and shares voting and investment power with regard to 5,380 shares. This amount also includes exercisable options to purchase 71,667 shares of our common stock at a price ranging from $19.50 to $28.3125.

 (7) Mr. Camalier has sole voting and investment power with regard to 95,023 of these shares, including 86,381 shares in a family limited partnership, and shared voting and investment power, through a family trust, of 95,279 shares. Also included in this total are exercisable options to purchase 27,500 shares of our common stock at a price ranging from $13.125 to $20.50. Mr. Camalier is a partner in the law firm of Wilkes Artis, Chartered, which performed legal services for the Corporation during 2000 and is expected to perform legal services for the Corporation in 2001.

 (8) Included in this total are exercisable options to purchase 148,338 shares of the common stock at a price ranging from $9.00 to $30.25.

 (9) Included in this total are exercisable options to purchase 27,500 shares of common stock at a price ranging from $13.125 to $20.50. Additionally, Mr. Hebert is a voting trustee of The Allbritton Foundation, which owns 500,000 shares of common stock.

(10) Included in this total are exercisable options to purchase 27,500 shares of common stock at a price ranging from $13.125 to $20.50. Mr. Pfeiffer is a partner in the law firm of Fulbright & Jaworski L.L.P., which performed legal services for the Corporation during 2000 and is expected to perform legal services for the Corporation in 2001.

(11) Included in this total are exercisable options to purchase 27,500 shares of common stock at a price ranging from $13.125 to $20.50.

(12) Included in this total are exercisable options to purchase 2,500 shares of our common stock at $13.125.

(13) Included in this total are exercisable options to purchase 22,500 shares of common stock at a price ranging from $13.125 to $20.50.

(14) Included in this total are exercisable options to purchase 53,334 shares of our common stock at a price ranging from $9.00 to $30.25.

(15) Included in this total are exercisable options to purchase 91,667 shares of our common stock at a price ranging from $9.00 to $30.25.

(16) This amount represents exercisable options to purchase 61,001 shares of our common stock at a price ranging from $9.375 to $30.25.

(17) Of the 15,730,641 shares which are beneficially held by the executive officers and directors (including nominees) of the Corporation, 5,903,179 are options at prices ranging from $9.00 to $30.375 that have vested and are exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulation to provide copies to us of all Section 16(a) reports they file. Based on the information they have supplied to us, we believe that all of our directors, officers and 10% shareholders satisfied their filing requirements.

                               PERFORMANCE GRAPH

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)
   AMONG RIGGS COMMON STOCK, THE SNL $5B-$10B INDEX AND A PEER GROUP INDEX(2)

                              [PERFORMANCE GRAPH]

                             12/31/95   12/31/96  12/31/97  12/31/98  12/31/99   12/31/00
Riggs National Corporation    100.00     134.19    211.13    161.25    105.56     113.40
SNL $5B-$10B Bank Index       100.00     133.95    219.71    212.55    194.79     233.80
SNL Mid-Atlantic Bank Index   100.00     143.50    203.95    226.11    297.28     352.05

---------------

(1) Assumes a $100 investment on December 31, 1995, a reinvestment of dividends and a fiscal year ending on December 31.

(2) A list of the banks included in the SNL $5B-$10B Bank Index is available to shareholders, at no charge, by writing to Mary B. LeMont, Corporate Secretary, Riggs National Corporation, 800 17th Street, N.W., 7th Floor, Washington, D.C. 20006.

                          TRANSACTIONS WITH MANAGEMENT

INDEBTEDNESS OF DIRECTORS, NOMINEES FOR DIRECTORS, EXECUTIVE OFFICERS AND RELATED PERSONS

     During the last fiscal year, the Corporation's banking subsidiaries have had lending transactions in the ordinary course of their banking business with directors of Riggs Bank and Riggs Bank Europe Limited and their associates (primarily the businesses with which they are associated), and directors and executive officers of the Corporation and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In addition, at December 31, 2000, we had a $45.7 million repurchase agreement with a related party. In the opinion of management, these transactions did not, at the time they were entered into, involve more than the normal risk of collectability or present other unfavorable features.

OTHER RELATED PARTY TRANSACTIONS

     During 2000, Allbritton Communications Company ("ACC"), a company indirectly owned by Mr. Joe L. Allbritton, the Senior Chairman of our Board, and of which Mr. Robert L. Allbritton was President and Mr. Lawrence I. Hebert was the Chairman and Chief Executive Officer, paid Riggs Bank $391,600 to lease space in an office building owned by Riggs Bank under a lease that has been extended through 2001. Also during 2000, ACC reimbursed Riggs Bank $125,635 for use of entertainment suites at sports stadiums, and Riggs Bank reimbursed ACC $2,031 for use of an entertainment suite at a sports stadium.

     In 2000, Riggs Bank purchased through its outside advertising agency $170,000 of advertising time from NewsChannel 8, which is owned by ALLNEWSCO, Inc., a company owned by Mr. Joe L. Allbritton and of which Mr. Robert L. Allbritton and Mr. Lawrence I. Hebert are directors.

     Under the terms of agreements filed with the Federal Aviation Administration, Riggs Bank paid ACC $13,063 during 2000 for use of its corporate aircraft. In addition, Riggs Bank paid Perpetual Corporation, a company directly owned by Mr. Joe L. Allbritton and another company indirectly owned by Mr. Allbritton, $130,009 for use of its corporate aircraft.

               SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     We anticipate that the next Annual Meeting of Shareholders will be held on or about April 10, 2002. A shareholder who intends to present a proposal at the 2002 Annual Meeting must submit the written text of the proposal to us no later than November 8, 2001, in order for the proposal to be considered for inclusion in our proxy statement and form of proxy for that meeting. Shareholder proposals submitted otherwise than for inclusion in the proxy statement shall be deemed untimely and may not be properly brought before the Annual Meeting if we do not receive notice of the proposal before February 23, 2002.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has been selected as our independent public accountant for 2001 and has served as our independent public accountant since 1981. We expect that a representative of Arthur Andersen LLP will be present at the meeting, and he or she will have the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions.

                                 OTHER MATTERS

     We are not aware of any other matters that may come before the meeting. If any other business properly comes before the meeting, the persons designated as proxies will vote upon those matters in their sole discretion.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SEC, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO INGRID CARLSON, INVESTOR RELATIONS, RIGGS NATIONAL CORPORATION, 808 17TH STREET, N.W., WASHINGTON, D.C. 20006.

                                                   By Order of the Board of
                                                   Directors,

                                                   /s/ TIMOHTHY. C. COUGHLIN
                                                   TIMOTHY C. COUGHLIN
                                                   President

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER

CHARTER

INTRODUCTION

     The Boards of Directors of Riggs National Corporation and Riggs Bank N.A. shall each have a committee of directors to be known as the AUDIT COMMITTEE. The Board shall annually appoint the membership of the Audit Committee, which shall be comprised of at least three directors, each of whom will be independent of management and whose composition will comply with all applicable laws and regulations. One of the members shall be appointed chairperson of the Committee by the Board of Directors.

OBJECTIVES

     The primary objective of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including: reviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public, or other users thereof; overseeing the Company's systems of internal accounting controls, financial controls, and operational controls, as well as the annual independent audit of the Company's financial statements; and overseeing the Company's legal compliance and ethics programs as established by management and the Board.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company, and the power to retain outside counsel, auditors, or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the external auditor, and the internal Risk Management function, are ultimately accountable to the Committee and the Board.

     The Committee shall:

     - Oversee and appraise the quality of the Risk Management function, which includes internal audit, loan review, compliance, bank security, information security, contingency planning, and the independent external auditors;

     - Maintain open lines of communication among operating management, Risk Management, and the independent external auditors to exchange views and information;

     - Monitor the Company's process for assessing credit quality and the adequacy of the Allowance for Loan and Lease Losses;

     - Provide oversight as required by Federal regulation as may be amended from time to time;

     - Ensure compliance with the various regulations and acts that outline the oversight responsibilities of the Committee.

     The Committee shall review the adequacy of this charter on an annual basis.

MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD.

     Accordingly, all of the members will be directors who:

     - Have no relationship to the Company that may interfere with their independence from management and the Company; and

     - Are financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have significant accounting or related financial management expertise.

KEY RESPONSIBILITIES

     The Committee's responsibility is to provide oversight to management's production of the Company's financial statements and to the audit of those statements undertaken by the independent external auditor, as well as to provide oversight of the creation and maintenance of internal operational and financial controls throughout the Company.

     The following functions shall be the common recurring activities of the Committee, to which the Committee will add additional activities as circumstances warrant:

     The committee shall review with management and the external independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to filing for 10-K) and review and consider with the external auditors the matters required to be discussed by the Statement of Auditing Standards (SAS) No. 61.

     As a whole, or through the Committee chair, the Committee shall review with the external auditors the Company's interim financial results, and the matters required to be discussed by SAS No. 61, prior to the Company's filing of Form 10-Q.

     The Committee shall:

     - Discuss with management and the external auditors the adequacy and effectiveness of the Company's administrative, compliance, operating, and accounting policies through active communications with Risk Management and the independent external auditors;

     - Evaluate the adequacy of the Company's internal accounting control system by review of written reports from Risk Management and the independent external auditors and monitor management's response to them;

     - Evaluate the adequacy of the Company's operational, financial, and compliance controls by review of written reports from Risk Management and the independent external auditors, and monitor management's response to them;

     - Review all regulatory examination reports submitted to the Company and monitor management's response to them;

     - Determine that no management restrictions are placed upon either Risk Management or the independent external auditors;

     - Review with management and the independent external auditors the annual financial statement audit report, attestation report concerning internal controls over financial reporting and the attestation report concerning compliance with designated laws and regulations as required by the Federal Deposit Insurance Corporation Improvement Act and its implementing regulations;

     - Require periodic reports from management, the independent external auditors, and Risk Management on any significant proposed regulatory, accounting, or reporting issue for the purpose of assessing the potential impact upon the Company's financial reporting process; and

     - Require a report from the Company's counsel as to any legal matters that may have a material impact on the Company's financial statement;

     With respect to the independent external auditors, the Committee shall:

     - Request an annual written statement from the independent external auditors delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

     - Discuss with the external auditors any such disclosed relationships and their impact on the independence of the external auditors; and

     - Recommend that the Board take appropriate action to oversee the independence of the external auditor.

     The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate, and where appropriate, replace the external auditor.

                                   APPENDIX B

                       FISCAL 2000 AUDIT FIRM FEE SUMMARY

     During fiscal year 2000, the Corporation retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

Audit Fees                                                      $471,179
Financial Information System Design
  and Implementation Fees                                             $0
All Other Fees                                                $1,338,352

     The Audit Committee has considered whether the provision of non-audit services by the Corporation's principal auditor is compatible with maintaining auditor independence and determined that Arthur Andersen LLP's non-audit work did not compromise its independence as auditor.

                                  [RIGGS LOGO]

                           RIGGS NATIONAL CORPORATION
              1503 Pennsylvania Avenue, N.W. Washington, D.C. 20005
                                  March 9, 2001

      The Annual Meeting of Shareholders (the "Meeting") of Riggs National Corporation (the "Corporation") will be held on Wednesday, April 11, 2001, at 10:00 a.m., local time, at the Capital Hilton Hotel, 16th & K Streets, N.W., Washington, D.C. 20036, for the following purposes:

      1. To elect a board of directors for the ensuing year;

      2. To consider a shareholder proposal to require the Board take the necessary steps to have the accountants elected each year by all of the Shareholders; and

      3. To consider and act upon any other matters that may properly be brought before the Meeting or any adjournment or postponement thereof.

      Shareholders of record at the close of business on February 28, 2001, will be entitled to vote at the Meeting or any adjournments or postponements thereof. Whether or not you contemplate attending the Meeting, please execute the Proxy Card below and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to its exercise by written notice to the Corporate Secretary of the Corporation, by executing and delivering a proxy bearing a later date, or by attending the Meeting and voting in person.


                             Detach Proxy Card here

                           RIGGS NATIONAL CORPORATION
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 11, 2001
            --------------------------------------------------------
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

At the Annual Meeting of Shareholders of RIGGS NATIONAL CORPORATION to be held April 11, 2001, or at any adjournment, EDWARD J. MILLER, JR., ANNE-MARIE PIERCE, and H. GREGORY PLATTS, and each of them, with power of substitution and resubstitution, are hereby authorized to represent me and vote all my shares on the following matters:

1. Election of Directors: Joe L. Allbritton, Robert L. Allbritton, J. Carter Beese, Jr., Charles A. Camalier, III, Timothy C. Coughlin, Lawrence I. Hebert, Steven B. Pfeiffer, Robert L. Sloan, Jack Valenti, William L. Walton, Eddie N. Williams

      [ ] FOR all nominees                        [ ] WITHHOLD AUTHORITY
          (except as otherwise marked)                to vote for all nominees

(INSTRUCTIONS: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE AND CHECK THE "FOR" BOX)

2. Shareholder proposal to require the Board take       3. To consider and act upon any other matters
   the necessary steps to have the accountants elected     that may properly be brought before the
   annually by all of the Shareholders.                    meeting or any adjournment of the meeting.

     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


                     (CONTINUED, AND TO BE EXECUTED AND DATED ON THE OTHER SIDE)

                                  [RIGGS LOGO]




                             Detach Proxy Card here

                           (Continued from other side)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. UNLESS YOU INDICATE OTHERWISE ON THE REVERSE SIDE, IF YOU RETURN THIS CARD YOUR SHARES WILL BE VOTED FORITEM 1 AND AGAINST ITEM 2.

                                              DATE:                       , 2001
                                                   -----------------------

                                              ----------------------------------

                                              ----------------------------------
                                                 SIGNATURE(S) OF SHAREHOLDER(S)

                                              NOTE: PLEASE SIGN EXACTLY AS NAME
                                              APPEARS HEREON. JOINT OWNERS
                                              SHOULD EACH SIGN. WHEN SIGNING AS
                                              ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                              TRUSTEE OR GUARDIAN, PLEASE GIVE
                                              FULL TITLE AS SUCH.




   PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE--NO POSTAGE NECESSARY.